March 12, 2024
Blade Air Mobility Reports Financial Results for the Fourth Quarter Ended December 31, 2023

•Revenue up 24.5% versus the prior year to $47.5 million in Q4 2023 and up 54.1% in the full year 2023 to $225.2 million
•Net loss increased $(18.5) million versus the prior year to $(33.9) million in Q4 2023 and increased $(28.8) million in the full year 2023 to $(56.1) million; Adjusted EBITDA increased by $2.7 million versus the prior year to $(5.2) million in Q4 2023 and increased by $10.8 million to $(16.6) million in the full year 2023
•Introduced guidance for Adjusted EBITDA profitability in full-year 2024 and Adjusted EBITDA in the double-digit millions for 2025
•Announced pending acquisition of eight jet aircraft to support continued growth in Medical, enabling lower cost service with improved availability for the hospitals we serve and superior unit economics for Blade; new organ placement service launched in December, as planned

NEW YORK — (3/12/2024) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the fourth quarter ended December 31, 2023.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Revenue	$47,478	$38,135	24.5%	$225,180	$146,120	54.1%
Cost of revenue	38,468	33,160	16.0%	183,058	123,845	47.8%
Software development	988	1,622	(39.1)%	4,627	5,545	(16.6)%
General and administrative	41,242	20,576	100.4%	95,174	62,510	52.3%
Selling and marketing	2,413	2,455	(1.7)%	10,438	7,749	34.7%
Total operating expenses	83,111	57,813	43.8%	293,297	199,649	46.9%
Loss from operations	(35,633)	(19,678)	81.1%	(68,117)	(53,529)	27.3%
Net loss	$(33,941)	$(15,415)	120.2%	$(56,076)	$(27,260)	105.7%

Passenger loss	$(25,349)	$(5,771)	339.2%	$(33,503)	$(14,029)	138.8%
Medical loss	$(2,443)	$(5,145)	(52.5)%	$(1,388)	$(2,930)	(52.6)%
Unallocated corporate expenses and software development	$(7,841)	$(8,762)	(10.5)%	$(33,226)	$(36,570)	(9.1)%

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022		Change	2023	2022	% Change
GAAP Revenue	$47,478	$38,135		24.5%	$225,180	$146,120	54.1%
GAAP Cost of revenue	38,468	33,160		16.0%	183,058	123,845	47.8%
Non-cash timing of ROU asset amortization	—	464		(100.0%)	—	612	(100.0%)
Flight Profit	9,010	5,439		65.7%	42,122	22,887	84.0%
Flight Margin	19.0%	14.3%	471	bps	18.7%	15.7%	304	bps
Adjusted Corporate Expense (1)	14,258	13,394		6.5%	58,755	50,338	16.7%
Adjusted Corporate Expense as a percentage of GAAP Revenue	30.0%	35.1%		(510)bps	26.1%	34.4%	(836	bps)
Adjusted EBITDA (1)	$(5,248)	$(7,955)		(34.0%)	$(16,633)	$(27,451)	(39.4%)
Adjusted EBITDA as a percentage of GAAP Revenue	(11.1)%	(20.9)%	980	bps	(7.4)%	(18.8)%	1,140	bps

Passenger Adjusted EBITDA (1)	$(2,635)	$(3,769)		(30.1%)	$(4,988)	$(6,367)	(21.7%)
Medical Adjusted EBITDA (1)	$2,505	$1,587		57.8%	$10,754	$5,116	110.2%
Adjusted unallocated corporate expenses and software development (1)	$(5,118)	$(5,773)		(11.3%)	$(22,399)	$(26,200)	(14.5%)
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

"After a rewarding year of strong growth, flight profit margin expansion and cost structure improvements, we are now confident to begin providing guidance to our investors for positive Adjusted EBITDA for the year-ending December 31, 2024 and double-digit Adjusted EBITDA in 2025(2)," said Rob Wiesenthal, Blade's Chief Executive Officer. "Though Q4 is a seasonally light quarter for Blade, we remained focused on continued margin enhancement and significant additions to our dedicated aircraft fleet, highlighted by the acquisition of eight jets for our organ transportation business. These initiatives will further improve our competitive positioning without compromising the benefits of our asset-light model, as the vast majority of our Medical flights and nearly 100% of our Passenger flights will continued to be serviced by third-party owned and operated aircraft."

"We've made huge progress transitioning more and more of our Medical flights to dedicated aircraft that provide us with fixed cost leverage as we grow and are strategically based near our hospital customers," said Will Heyburn, Blade's Chief Financial Officer. "This is a win-win that has enabled us to increase our Flight Profit per trip while reducing costs for our hospital customers. When paired with our growing fleet of medical vehicles and new organ placement offering, we believe we’ve built the most cost-effective and reliable end-to-end organ logistics platform in the United States. At the same time, we improved our Passenger flight profit margins by five percentage points in Q4 2023 versus the prior year, demonstrating our path to full-year profitability in the Passenger segment, which we expect in 2025."

"Our Medical business has more than tripled since our acquisition of Trinity in 2021, presenting us with an opportunity to further leverage our scale through the acquisition of a limited number of jet aircraft. By purchasing aircraft that we already utilize exclusively and by maintaining the existing operator and crews, we expect to capture incremental fixed cost leverage without the risk of building a new medical aircraft operation from the ground up," said Melissa Tomkiel, Blade's President. "We remain committed to our asset-light model and expect the significant majority of our flying to remain with third party owned and operated aircraft."

(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are certain fair value measurements, stock-based compensation expenses and transaction-related expenses, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Fourth Quarter Ended December 31, 2023 Financial Highlights

▪Total revenue increased 24.5% to $47.5 million in the current quarter versus $38.1 million in the prior year period.
▪Flight Profit(1) increased 65.7% to $9.0 million in the current quarter versus $5.4 million in the prior year period, driven by strong growth in our MediMobility Organ Transport business and improved profitability across our U.S. Short Distance business.
▪Flight Margin(1) improved to 19.0% in the current quarter from 14.3% in the prior year period, driven by increased use of dedicated aircraft and owned ground vehicles in our MediMobility Organ Transport business line, which results in lower costs, improved pricing and utilization in our New York by-the-seat airport transfer product, and a reduction in spot market jet charter costs, which decreased more quickly than our jet charter pricing.
▪Short Distance revenue increased 13.6% to $10.7 million in the current quarter versus $9.4 million in the prior year period. Growth was driven by an increase in seat volume and improved pricing in our New York by-the-seat airport transfer product, increased revenue in Europe and in Canada.
▪MediMobility Organ Transport revenue increased 47.9% to $32.0 million in the current quarter versus $21.6 million in the prior year period, driven by the addition of new transplant center customers, increased average trip distance, growth with existing customers, and strong overall market growth.
▪Jet and Other revenue decreased (32.4)% to $4.8 million in the current quarter versus $7.1 million in the prior year period driven primarily by the discontinuation of our seasonal by-the-seat jet service between New York and South Florida and softer jet charter demand.
▪Net loss increased 120.2% to $(33.9) million in the current quarter versus $(15.4) million in the prior year period and increased as a percentage of revenues to (71.5)% in the current quarter from (40.4)% in the prior year period, primarily due to a $20.8 million impairment charge on intangible assets related to the Blade Europe acquisition.
▪Adjusted EBITDA(1) improved to $(5.2) million in the current quarter versus $(8.0) million in the prior year period, and improved as a percentage of revenues to (11.1)% in the current quarter from (20.9)% in the prior year period primarily due to a 57.8% increase in Medical Segment Adjusted EBITDA to $2.5 million in the current quarter, a $1.1 million improvement in Passenger Segment Adjusted EBITDA to $(2.6) million and a $0.7 million improvement in Adjusted Unallocated Corporate Expenses and Software Development to $(5.1) million.
▪Ended Q4 2023 with $166.1 million in cash and short term investments.

Business Highlights and Recent Updates
▪Launched Trinity Organ Placement Services (“TOPS”) in December, a new Medical service helping transplant centers determine if an organ is a match for a potential recipient.
▪Announced pending acquisition of eight Hawker 800 aircraft which had previously been 100% dedicated to Blade’s Medical business. The $21.0 million acquisition cost will be funded through $11.7 million in cash and $9.3 million in existing deposits with the operator.

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

Financial Outlook (1)
For the full year 2024, we expect:
▪Revenue of $240 million to $250 million
▪Positive Adjusted EBITDA

For the full year 2025, we expect:
▪Double-digit year-over-year revenue growth
▪Double-digit Adjusted EBITDA

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Wednesday, March 12, 2024 to discuss the results for the fourth quarter ended December 31, 2023.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, Corporate Expenses, Adjusted Corporate Expenses, Flight Profit, Flight Margin and Free Cash Flow have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA and Segment Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below). Blade defines Segment Adjusted EBITDA as segment income (loss) excluding non-cash items or certain transactions that management does not believe are reflective of our ongoing core operations.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses attributable to our Corporate expenses and software development operating segment less non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations that cannot be allocated to either of our reporting segments (Passenger and Medical). Adjusted Unallocated Corporate Expenses has the same meaning as Segment Adjusted EBITDA for our Corporate expenses and software development operating segment and is reconciled in the tables below under the caption “Reconciliation of Segment Income (loss) to Segment Adjusted EBITDA.”

Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations.

Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue, and in 2022 excluding non-cash right-of-use (“ROU”) asset amortization. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide a more accurate measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct costs associated with those operations. Blade believes the exclusion of ROU asset amortization from Flight Profit and Flight Margin is helpful as it better represents the Company's actual payable charges in exchange for flights served by the operators. We also believe that excluding this non-cash ROU asset amortization expense will aid in comparing to prior and future periods as we do not expect it to re-occur after the fourth quarter of 2022, which it did not, as shown in the table below.

Free Cash Flow - Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures.

Financial Results

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents (1)	$27,873	$41,338
Restricted cash (1)	1,148	3,085
Accounts receivable, net of allowance of $98 and $0 at December 31, 2023 and December 31, 2022	21,005	10,877
Short-term investments	138,264	150,740
Prepaid expenses and other current assets	17,971	12,086
Total current assets	206,261	218,126

Non-current assets:
Property and equipment, net	2,899	2,037
Intangible assets, net	20,519	46,365
Goodwill	40,373	39,445
Operating right-of-use asset	23,484	17,692
Other non-current assets (1)	1,402	1,360
Total assets	$294,938	$325,025

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$23,859	$16,536
Deferred revenue	6,845	6,709
Operating lease liability, current	4,787	3,362
Total current liabilities	35,491	26,607

Non-current liabilities:
Warrant liability	4,958	7,083
Operating lease liability, long-term	19,738	14,970
Deferred tax liability	451	1,876
Total liabilities	60,638	50,536

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at December 31, 2023 and December 31, 2022. No shares issued and outstanding at December 31, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 75,131,425 and 71,660,617 shares issued at December 31, 2023 and December 31, 2022, respectively.	7	7
Additional paid in capital	390,083	375,873
Accumulated other comprehensive income	3,964	2,287
Accumulated deficit	(159,754)	(103,678)
Total stockholders' equity	234,300	274,489

Total Liabilities and Stockholders' Equity	$294,938	$325,025

(1) Prior year amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$47,478	$38,135	$225,180	$146,120

Operating expenses
Cost of revenue	38,468	33,160	183,058	123,845
Software development	988	1,622	4,627	5,545
General and administrative	41,242	20,576	95,174	62,510
Selling and marketing	2,413	2,455	10,438	7,749
Total operating expenses	83,111	57,813	293,297	199,649

Loss from operations	(35,633)	(19,678)	(68,117)	(53,529)

Other non-operating income (expense)
Interest income, net	2,264	1,542	8,442	3,434
Change in fair value of warrant liabilities	(1,698)	1,984	2,125	24,225
Realized gain (loss) from sales of short-term investments	103	(91)	8	(2,162)
Total other non-operating income	669	3,435	10,575	25,497

Loss before income taxes	(34,964)	(16,243)	(57,542)	(28,032)

Income tax benefit	(1,023)	(828)	(1,466)	(772)

Net loss	$(33,941)	$(15,415)	$(56,076)	$(27,260)

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash Flows From Operating Activities:
Net loss	$(33,941)	$(15,415)	$(56,076)	$(27,260)
Adjustments to reconcile net income (loss) to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,806	1,984	7,111	5,725
Stock-based compensation	3,153	2,650	12,501	8,277
Change in fair value of warrant liabilities	1,698	(1,984)	(2,125)	(24,225)
Impairment of intangible assets	20,753	—	20,753	—
Realized (gain) loss from sales of short-term investments	(103)	91	(8)	2,162
Realized foreign exchange loss	—	(1)	6	6
Accretion of interest income on held-to-maturity securities	(1,803)	(783)	(6,519)	(1,094)
Deferred tax benefit	(1,023)	(772)	(1,466)	(772)
Loss on disposal of property and equipment	48	(129)	48	68
Bad debt expense	(8)	—	163	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(4,928)	(1,474)	(6,032)	(5,255)
Accounts receivable	125	(886)	(10,254)	(5,347)
Other non-current assets	12	396	4	(663)
Operating right-of-use assets/lease liabilities	(42)	415	379	611
Accounts payable and accrued expenses	4,963	5,645	9,049	9,900
Deferred revenue	(30)	1,154	117	737
Other	—	5	—	—
Net cash used in operating activities	(9,320)	(9,104)	(32,349)	(37,130)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	—	—	(48,101)
Investment in joint venture	(39)	—	(39)	(190)
Purchase of property and equipment	(24)	(11)	(2,109)	(730)
Proceeds from disposal of property and equipment	138	—	138	—
Purchase of short-term investments	—	(151)	(135)	(729)
Proceeds from sales of short-term investments	—	10,000	20,532	258,377
Purchase of held-to-maturity investments	—	(87,376)	(265,835)	(227,287)
Proceeds from maturities of held-to-maturity investments	—	78,000	264,537	98,000
Net cash provided by investing activities	75	462	17,089	79,340

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	7	6	70	87
Taxes paid related to net share settlement of equity awards	(30)	(6)	(146)	(1,171)
Net cash used in financing activities	(23)	—	(76)	(1,084)

Effect of foreign exchange rate changes on cash balances	15	81	(66)	72
Net (decrease) increase in cash and cash equivalents and restricted cash	(9,253)	(8,561)	(15,402)	41,198
Cash and cash equivalents and restricted cash - beginning	38,274	52,984	44,423	3,225
Cash and cash equivalents and restricted cash - ending	$29,021	$44,423	$29,021	$44,423

Reconciliation to consolidated balance sheets
Cash and cash equivalents	$27,873	$41,338	$27,873	$41,338
Restricted cash	1,148	3,085	1,148	3,085
Total	$29,021	$44,423	$29,021	$44,423

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Passenger segment
Short Distance	$10,703	$9,418	$70,700	$44,986
Jet and Other	4,784	7,081	27,876	29,355
Total	$15,487	$16,499	$98,576	$74,341

Medical segment
MediMobility Organ Transport	$31,991	$21,636	126,604	71,779
Total	$31,991	$21,636	$126,604	$71,779

Total Revenue	$47,478	$38,135	$225,180	$146,120

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Passenger	$15,487	$16,499	$98,576	$74,341
Medical	31,991	21,636	126,604	71,779
Total Revenue	$47,478	$38,135	$225,180	$146,120

Passenger	$2,580	$1,886	$19,444	$11,295
Medical	6,430	3,553	22,678	11,592
Total Flight Profit	$9,010	$5,439	$42,122	$22,887

Passenger	16.7%	11.4%	19.7%	15.2%
Medical	20.1%	16.4%	17.9%	16.1%
Total Flight Margin	19.0%	14.3%	18.7%	15.7%

Passenger	$(2,635)	$(3,769)	$(4,988)	$(6,367)
Medical	2,505	1,587	10,754	5,116
Total Segment Adjusted EBITDA	(130)	(2,182)	5,766	(1,251)
Adjusted unallocated corporate expenses and software development	(5,118)	(5,773)	(22,399)	(26,200)
Total Adjusted EBITDA	$(5,248)	$(7,955)	$(16,633)	$(27,451)

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Seats flown – all passenger flights	33,600	31,193	154,608	106,368

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED CORPORATE EXPENSES, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Revenue	$47,478	$38,135	$225,180	$146,120
Flight Profit	9,010	5,439	42,122	22,887
Flight Margin	19.0%	14.3%	18.7%	15.7%
Adjusted Corporate Expense	14,258	13,394	58,755	50,338
Adjusted Corporate Expense as a percentage of Revenue	30.0%	35.1%	26.1%	34.4%
Adjusted EBITDA	$(5,248)	$(7,955)	$(16,633)	$(27,451)
Adjusted EBITDA as a percentage of Revenue	(11.1)%	(20.9)%	(7.4)%	(18.8)%

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND LOSS FROM OPERATIONS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$47,478	$38,135	$225,180	$146,120
Cost of revenue (1)	(38,468)	(33,160)	(183,058)	(123,845)
Non-cash timing of ROU asset amortization	—	464	—	612
Flight Profit	$9,010	$5,439	$42,122	$22,887
Flight Margin	19.0%	14.3%	18.7%	15.7%

Flight Profit	$9,010	$5,439	$42,122	$22,887
Reconciling items:
Non-cash timing of ROU asset amortization	—	(464)	—	(612)
Software development	(988)	(1,622)	(4,627)	(5,545)
General and administrative	(41,242)	(20,576)	(95,174)	(62,510)
Selling and marketing	(2,413)	(2,455)	(10,438)	(7,749)
Loss from operations	$(35,633)	$(19,678)	$(68,117)	$(53,529)
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars.

RECONCILIATION OF SEGMENT REVENUE TO SEGMENT FLIGHT PROFIT AND SEGMENT LOSS
(in thousands except percentages, unaudited)

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	Passenger	Medical	Passenger	Medical
Revenue	$15,487	$31,991	$16,499	$21,636
Cost of revenue	(12,907)	(25,561)	(15,077)	(18,083)
Non-cash timing of ROU asset amortization	—	—	464	—
Flight Profit	$2,580	$6,430	$1,886	$3,553
Flight Margin	16.7%	20.1%	11.4%	16.4%

Flight Profit	$2,580	$6,430	$1,886	$3,553
Reconciling items:
Non-cash timing of ROU asset amortization	—	—	(464)	—
All other operating expenses(1)	(27,929)	(8,873)	(7,193)	(8,698)
Segment loss	$(25,349)	$(2,443)	$(5,771)	$(5,145)

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Passenger	Medical	Passenger	Medical
Revenue	$98,576	$126,604	$74,341	$71,779
Cost of revenue	(79,132)	(103,926)	(63,658)	(60,187)
Non-cash timing of ROU asset amortization	—	—	612	—
Flight Profit	$19,444	$22,678	$11,295	$11,592
Flight Margin	19.7%	17.9%	15.2%	16.1%

Flight Profit	$19,444	$22,678	$11,295	$11,592
Reconciling items:
Non-cash timing of ROU asset amortization	—	—	(612)	—
All other operating expenses(1)	(52,947)	(24,066)	(24,712)	(14,522)
Segment loss	$(33,503)	$(1,388)	$(14,029)	$(2,930)
(1) All other operating expenses refer to the total of software development, general and administrative and selling and marketing expense.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$47,478	$38,135	$225,180	$146,120

Total operating expenses	83,111	57,813	293,297	199,649
Subtract:
Cost of revenue	38,468	33,160	183,058	123,845
Corporate Expenses	$44,643	$24,653	$110,239	$75,804
Corporate Expenses as percentage of Revenue	94.0%	64.6%	49.0%	51.9%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:

Depreciation and amortization	1,806	1,984	7,111	5,725
Stock-based compensation	3,153	2,650	12,501	8,277
Legal and regulatory advocacy fees (1)	46	(180)	686	1,874
Executive severance costs	182	269	447	269
SOX readiness costs	72	—	252	—
Contingent consideration compensation (earn-out) (2)	4,373	6,289	9,734	6,289
M&A transaction costs	—	247	—	3,032
Impairment of intangible assets (3)	20,753	—	20,753	$—
Adjusted Corporate Expenses	$14,258	$13,394	$58,755	$50,338
Adjusted Corporate Expenses as percentage of Revenue	30.0%	35.1%	26.1%	34.4%
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and year ended December 31, 2023 of $4,373 and $10,073, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) Represents impairment in Blade Europe’s intangible assets, specifically its exclusive rights to air transportation rights. The impairment was as a result of adjustments made to the near term projections for revenue, expenses and expected EVA introduction, to reflect our experience operating Blade Europe since September 2022 as well as expected delays in the commercialization of EVA.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(33,941)	$(15,415)	$(56,076)	$(27,260)

Depreciation and amortization	1,806	1,984	7,111	5,725
Stock-based compensation	3,153	2,650	12,501	8,277
Change in fair value of warrant liabilities	1,698	(1,984)	(2,125)	(24,225)
Realized (gain) loss from sales of short-term investments	(103)	91	(8)	2,162
Interest income, net	(2,264)	(1,542)	(8,442)	(3,434)
Income tax expense (benefit)	(1,023)	(828)	(1,466)	(772)
Legal and regulatory advocacy fees (1)	46	(180)	686	1,874
Executive severance costs	182	269	447	269
SOX readiness costs	72	—	252	—
Contingent consideration compensation (earn-out) (2)	4,373	6,289	9,734	6,289
M&A transaction costs	—	247	—	3,032
Impairment of intangible assets (3)	20,753	—	20,753	—
Non-cash timing of ROU asset amortization	—	464	—	612
Adjusted EBITDA	$(5,248)	$(7,955)	$(16,633)	$(27,451)
Adjusted EBITDA as a percentage of Revenue	(11.1)%	(20.9)%	(7.4)%	(18.8)%
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and year ended December 31, 2023 of $4,373 and $10,073, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) Represents impairment in Blade Europe’s intangible assets, specifically its exclusive rights to air transportation rights. The impairment was as a result of adjustments made to the near term projections for revenue, expenses and expected EVA introduction, to reflect our experience operating Blade Europe since September 2022 as well as expected delays in the commercialization of EVA.

RECONCILIATION OF NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash used in operating activities	$(9,320)	$(9,104)	$(32,349)	$(37,130)
Purchase of property and equipment	(24)	(11)	(2,109)	(730)
Free Cash Flow	$(9,344)	$(9,115)	$(34,458)	$(37,860)

RECONCILIATION OF SEGMENT INCOME (LOSS) TO SEGMENT NET INCOME (LOSS) AND SEGMENT ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger	Medical	Unallocated Corporate expenses and software development
Segment income (loss)	$(25,349)	$(2,443)	$(7,841)	$(5,771)	$(5,145)	$(8,762)
Total other non-operating income	—	—	669	—	—	3,435
Income tax benefit	—	—	1,023	—	—	828
Segment net loss	$(25,349)	$(2,443)	$(6,149)	$(5,771)	$(5,145)	$(4,499)
Reconciling items:
Depreciation and amortization	1,331	424	51	1,447	364	173
Stock-based compensation	402	151	2,600	271	79	2,300
Change in fair value of warrant liabilities	—	—	1,698	—	—	(1,984)
Realized (gain) loss from sales of short-term investments	—	—	(103)	—	—	91
Interest income, net	—	—	(2,264)	—	—	(1,542)
Income tax expense (benefit)	—	—	(1,023)	—	—	(828)
Legal and regulatory advocacy fees (1)	46	—	—	(180)	—	—
Executive severance costs	182	—	—	—	—	269
SOX readiness costs	—	—	72	—	—	—
Contingent consideration compensation (earn-out) (2)	—	4,373	—	—	6,289	—
Non-cash timing of ROU asset amortization	—	—	—	464	—	—
M&A transaction costs	—	—	—	—	—	247
Impairment of intangible assets (3)	20,753	—	—	—	—	—
Segment Adjusted EBITDA	$(2,635)	$2,505	$(5,118)	$(3,769)	$1,587	$(5,773)

	Year Ended December 31, 2023			Year Ended December 31, 2022
	Passenger	Medical	Unallocated Corporate expenses and software development	Passenger		Medical	Unallocated Corporate expenses and software development
Segment income (loss)	$(33,503)	$(1,388)	$(33,226)	$(14,029)		$(2,930)	$(36,570)
Total other non-operating income	—	—	10,575				25,497
Income tax benefit	—	—	1,466				772
Segment net loss	$(33,503)	$(1,388)	$(21,185)	$(14,029)		$(2,930)	$(10,301)
Reconciling items:
Depreciation and amortization	5,204	1,703	204	3,949		1,488	288
Stock-based compensation	1,497	705	10,299	1,227		269	6,781
Change in fair value of warrant liabilities	—	—	(2,125)	—		—	(24,225)
Realized (gain) loss from sales of short-term investments	—	—	(8)	—		—	2,162
Interest income, net	—	—	(8,442)	—		—	(3,434)
Income tax expense (benefit)	—	—	(1,466)				(772)
Legal and regulatory advocacy fees (1)	686	—	—	1,874		—	—
Executive severance costs	375	—	72	—		—	269
SOX readiness costs	—	—	252	—		—	—
Contingent consideration compensation (earn-out) (2)	—	9,734	—	—		6,289	—
Non-cash timing of ROU asset amortization	—	—	—	612		—	—
M&A transaction costs	—	—	—				3,032
Impairment of intangible assets (3)	20,753	—	—	—	—	—	—
Segment Adjusted EBITDA	$(4,988)	$10,754	$(22,399)	$(6,367)		$5,116	$(26,200)

(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents contingent consideration compensation for the three months and year ended December 31, 2023 of $4,373 and $10,073, respectively, in connection with the Trinity acquisition in respect of 2023 results and a $339 credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in the first quarter of 2023 in respect of 2022 results.
(3) Represents impairment in Blade Europe’s intangible assets, specifically its exclusive rights to air transportation rights. The impairment was as a result of adjustments made to the near term projections for revenue, expenses and expected EVA introduction, to reflect our experience operating Blade Europe since September 2022 as well as expected delays in the commercialization of EVA.

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Product Line:
Short Distance	$70,700	$10,703	$30,388	$19,184	$10,425
Jet and Other	27,876	4,784	7,607	7,406	8,079
MediMobility Organ Transport	126,604	31,991	33,447	34,399	26,767
Total Revenue	$225,180	$47,478	$71,442	$60,989	$45,271

About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States, Southern Europe and Western Canada.  Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance (including the discussion of 2024 and 2025 financial outlook and guidance), results of operations, industry environment and growth opportunities, plans to release guidance, new product lines, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Lee Gold
investors@blade.com